UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2018

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Departure of Thomas W. Brown

Thomas W. Brown, the Chairman of the Board and directors of GlobalSCAPE, Inc. (the “Company”), will not be standing for re-election at the end of his term at the Company’s upcoming annual meeting of stockholders.

Memorandum of Understanding and Ongoing Litigation

On August 9, 2018, the Company entered into a binding Memorandum of Understanding (the “MOU”) with lead plaintiff Irfran Rahman (“Lead Plaintiff”), regarding the settlement of a securities class action lawsuit (the “Class Action”) filed in 2017 and pending in the United States District Court for the Western District of Texas against the Company and certain current and former officers and directors (Mathew C. Goulet, James W. Albrecht, Jr., Thomas W. Brown, David L. Mann, Frank M. Morgan and Thomas E. Hicks, (the “Individual Defendants”)), styled Giovagnoli v. GlobalSCAPE, Inc., et. al., Case No. 5:17-cv-00753.  As previously disclosed, the Class Action was purportedly brought on behalf of stockholders who purchased shares of the Company’s common stock between January 26, 2017 through August 7, 2017 (the “Class”).

Under the terms of the MOU, which outlines certain elements of the settlement, the Company has agreed with counsel for Lead Plaintiff to cause the Company’s and the Individual Defendants’ insurance carrier to provide the Class with a cash payment of $1,400,000, which includes the cash amount of any attorney’s fees or litigation expenses that the Court may award Lead Plaintiff’s counsel and costs Lead Plaintiff may incur in administering and providing notice of the settlement.  In consideration of this settlements payment, Lead Plaintiff has agreed that the settlement will include a dismissal of the Class Action with prejudice and a release of all claims against the Company and the Individual Defendants by the Class.  The settlement is subject to the execution of a definitive settlement agreement, notice to the Class, and final approval of the Court.

The MOU contains no admission of wrongdoing.  The Company and the Individual Defendants have always maintained and continue to believe that they did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws.  But given the potential costs and burden of continued litigation, the Company believes the settlement is in the best interest of the Company and its stockholders.

As previously disclosed, the Securities and Exchange Commission (the “SEC”) has opened a formal investigation of issues relating to the Company’s restatement of certain of its previously issued financial statements and the United States Attorney’s Office for the Western District of Texas is investigating the potential improper recognition of software license revenue. The Company is cooperating fully with the SEC and the U.S. Attorney in their respective ongoing investigations.

Update regarding Strategic Cost Realignment

As previously disclosed, the Company has been implementing a set of cost-reduction actions designed to streamline its organization and better concentrate resources on key strategic opportunities. These actions, which are expected to be substantially completed in the fourth quarter of 2018, resulted in a reduction in force impacting 40 employees, representing approximately 30% of the Company’s total pre-restructuring work force. As a result of the reduction in force, the Company expects to incur total restructuring charges of approximately $400,000 (on a pre-tax basis) during the third quarter of 2018. The Company expects for the realignment to result in a significant annual reduction in total expenses. Furthermore, to the extent that it can be successfully implemented without negatively impacting revenues or growth opportunities, the realignment offers an opportunity for the Company to realize significant increases in operating earnings in future periods, although there can be no assurance that any such increase will occur.

U.S. Army Contract

In July 2018, the United States Army (the “U.S. Army”) awarded the Company a multi-year contract. It is likely that the revenue from such U.S. Army contract will be less than the revenue resulting from the Company’s prior contracts with the U.S. Army.

The U.S. Army Program Executive Office, Enterprise Information Systems (“PEO EIS”) Technology Applications Office will deploy the Company’s Enhanced File TransferTM (“EFT”) SMB for secure file transfer and communication of proprietary data throughout multiple theaters of operation. The Company’s EFT facilitates compliance with Federal Government and U.S. Army InfoSec security regulations and requirements. The PEO EIS enables information dominance for joint and Army Warfighters by developing, acquiring, integrating, deploying and sustaining IT and business management systems, communications and infrastructure solutions through leveraged commercial and enterprise capabilities.

Registration of Shares

The Company intends to file a registration statement with the SEC following the expiration of the Company’s previously announced tender offer (the “Tender Offer”) for its common stock (the “Shares”) to register for resale certain Shares owned and not tendered in the Tender Offer by 210/GSB Acquisition Partners, LLC (“210/GSB”), Thomas W. Brown and David L. Mann. Although Messrs. Brown and Mann and certain members of 210/GSB have advised the Company that they intend to participate in the Tender Offer, no final decision has been made as to the amount of Shares to be tendered. There can be no assurance as to the timing of any such registration statement and the forgoing does not constitute an offer for the sale of securities.  Absent an available exemption from registration requirements, no resale of these shares will be made until a registration statement is declared effective by the SEC. As of August 20, 2018, 210/GSB, Thomas W. Brown and David L. Mann own an aggregate of 7,936,264 shares of common stock. Any sale of shares by such parties will also be required to be in compliance with all applicable Company policies and procedures.

Additional Information Regarding the Tender Offer

The Tender Offer described in this report has not yet commenced. This report is not a recommendation to buy or sell shares of common stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell Shares or any other securities. On the commencement date of the Tender Offer, a Tender Offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by the Company. The Tender Offer will only be made pursuant to the offer to purchase, the letter of transmittal and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Tender Offer. Once the Tender Offer is commenced, stockholders will be able to obtain a free copy of the Tender Offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company will be filing with the SEC at the SEC’s website at www.sec.gov or by calling or emailing D.F. King & Co., Inc., the information agent for the Tender Offer, at (877) 297-1744 or email globalscape@dfking.com. Stockholders are urged to read these materials, when available, carefully prior to making any decision with respect to the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: August 20, 2018	By:	/s/ Matthew Goulet
		Name:	Matthew Goulet
		Title:	President and Chief Executive Officer